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Exhibit 10.3

Time Vesting

 AMC Entertainment Holdings, Inc.
2010 Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

        THIS RESTRICTED STOCK AWARD AGREEMENT (this "Award Agreement") is made effective as of the [    ] day of [    ], 2010 (the "Date of Grant"), between AMC Entertainment Holdings, Inc., a Delaware corporation (the "Company"), and [grantee] (the "Participant"):

R E C I T A L S:

        WHEREAS, the Company has adopted the AMC Entertainment Holdings, Inc. 2010 Equity Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

        WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

        1.    Restricted Stock Award.    Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant [    ] Shares (the "Restricted Shares"), which shall vest and become nonforfeitable in accordance with Section 3 hereof.

        2.    Certificates.    A certificate or certificates representing the Restricted Shares shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Award Agreement by the Participant, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3 hereof. As a condition to the receipt of this Award Agreement, the Participant shall deliver to the Company a Stock Power in the form attached hereto as Exhibit A, duly endorsed in blank, relating to the Restricted Shares. Each certificate representing the Restricted Shares shall bear the following legend:

    "The ownership and transferability of this certificate and these shares are subject to the terms and conditions (including forfeiture) of the AMC Entertainment Holdings, Inc. 2010 Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and AMC Entertainment Holdings, Inc. Copies of such Plan and Agreement are on file in the executive offices of AMC Entertainment Holdings, Inc."

As soon as administratively practicable, but not later than sixty (60) days, following the vesting of the Restricted Shares (as described in Section 3 hereof), and upon the satisfaction of all other applicable conditions, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant, or in the case of Participant's death, Participant's beneficiary, a certificate or certificates for the applicable Shares of Restricted Stock which shall not bear the legend described above, but may bear such other legends as the Company deems advisable pursuant to Section 6 below.

        3.    Vesting of Restricted Stock.

          (a)    Vesting Schedule.    Subject to the Participant's continued service through the vesting date, the Restricted Shares shall all vest on the fourth (4th) anniversary of the Date of Grant.

          (b)    Acceleration of Vesting.    Notwithstanding Section 3(a) hereof, if within the one (1) year period following a Change of Control, the Participant's service is terminated by the Company or any Affiliate without Cause, the Restricted Shares shall immediately vest as of the date of such termination of service, subject to the Participant's execution of an effective general release and waiver of all claims against the Company, its Affiliates and their respective officers and directors, substantially in the form attached hereto as Exhibit B.

          (c)    Termination of Service.    If the Participant's service is terminated for any reason, other than as described in Section 3(b) above, the Restricted Shares, to the extent not then-vested, shall be forfeited by the Participant without any consideration.

          (d)    Definition of Cause.    "Cause" shall mean, (i) a material breach by the Participant of any of the Participant's obligations under any written agreement with the Company or any of its Affiliates, (ii) a material violation by the Participant of any of the Company's policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, in each case, as they may be amended from time to time in the Company's sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its Affiliates (other than as a result of physical or mental illness or injury) or the failure by the Participant to comply with reasonable directives of the Board; (iv) the Participant's willful misconduct (including abuse of controlled substances) or gross negligence that is injurious to the Company, its Affiliates or any of their customers, clients or employees; (v) the Participant's fraud, embezzlement, misappropriation of funds or beach of fiduciary duty against the Company or any of its Affiliates (or any predecessor thereto or successor thereof); or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company or any Affiliate at the time of his or her termination of employment and such employment agreement contains a different definition of "cause" (or any derivation thereof), the definition in such employment agreement will control for purposes of this Award Agreement.

        4.    Rights as a Stockholder.    The Participant shall have none of the rights of a stockholder of the Company until the Restricted Shares vest, provided, that, the Participant shall have the right to receive dividends on the Restricted Shares (the "Dividends") subject to the remainder of this Section 4. The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Restricted Shares on which the Dividends were distributed vest in accordance with Section 3 above. The Dividends shall be released to the Participant as soon as administratively practicable, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates representing the Restricted Shares on which the Dividends were distributed.

        5.    Restrictive Covenants.    In consideration for the grant of the Restricted Shares hereunder, the Participant agrees to comply with the covenants set forth in this Section 5. Notwithstanding the foregoing, if the Participant is a party to an employment agreement or other agreement with the Company or any Affiliate and such agreement contains restrictive covenants, the restrictive covenants in such agreement will control for purposes of this Award Agreement; provided that in the event the restrictive covenants of the aforementioned agreement do not contain all the restrictions described in this Award Agreement, then the additional restrictions in the Award Agreement shall apply to the Participant in addition to the restrictions described in the aforementioned agreement.

          (a)    Confidential Information; Inventions.

            (1)   The Participant shall not disclose or use at any time either during the Participant's employment with or performance of services to the Company or thereafter, any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by the Participant's performance in good faith of duties for the Company. The Participant will take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss and theft. The Participant shall deliver to the Company at the termination of his or her employment with or performance of services to the Company, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its Affiliates which the Participant may then possess or have under his or her control. Notwithstanding the foregoing, the Participant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process.

            (2)   As used in this Award Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by the Participant while employed by or performing services to the Company or any predecessors thereof (including those obtained prior to the Date of Grant) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs, compensation and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published (other than a disclosure by the Participant in breach of this Award Agreement) in a form generally available to the public prior to the date the Participant proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

            (3)   As used in this Award Agreement, the term "Work Product" means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable, copyrightable, registerable as a trademark, reduced to writing, or otherwise) which relates to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Participant (whether or not during usual business hours, whether or not by the use of the facilities of the Company or any of its Affiliates, and whether or not alone or in conjunction with any other person) while employed by or performing services to the Company (including those conceived, developed or made prior to the Date of Grant) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. All Work Product that the Participant may have discovered, invented or originated during his or her employment by or performance of services to the Company or any of its Affiliates prior to the Date of Grant, that he or she may discover, invent or originate during his or her employment or performance of services or at any time in the period of twelve (12) months after his or her termination of service, shall be the exclusive property of the Company and its Affiliates, as applicable, and the Participant hereby assigns all of the Participant's right, title and interest in and to such

    Work Product to the Company or its applicable Affiliate, including all intellectual property rights therein. The Participant shall promptly disclose all Work Product to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its (or any of its Affiliates', as applicable) rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's (or any of its Affiliates', as applicable) rights therein. The Participant hereby appoints the Company as his attorney-in-fact to execute on his or her behalf any assignments or other documents deemed necessary by the Company to protect or perfect the Company, the Company's (and any of its Affiliate', as applicable) rights to any Work Product.

            (4)   Restriction on Competition.    The Participant agrees that if the Participant were to become employed by, or substantially involved in, the business of a competitor of the Company or any of its Affiliates during the twelve (12) months following his or her separation from service, it would be very difficult for the Participant not to rely on or use the Company's and its Affiliates' trade secrets and confidential information. Thus. to avoid the inevitable disclosure of the Company's and its Affiliates' trade secrets and confidential information, and to protect such trade secrets and confidential information and the Company's and its Affiliates' relationships and goodwill with customers, during his or her employment with or performance of services to the Company and for a period of twelve (12) months after the Participant's termination of service, the Participant will not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in. nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Award Agreement, the phrase "directly or indirectly through any other Person engage in" shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Award Agreement, "Competing Business" means a Person anywhere in the continental United States or elsewhere in the world where the Company or any of its Affiliates engage in business, or reasonably anticipate engaging in business, on the Participant's termination of service (the "Restricted Area") that at any time during his or her employment with or performance of services to the Company has competed, or at any time during the twelve (12) month period following the Participant's termination of service, competes with the Company or any of its Affiliates in any of its or their businesses, including, without limitation, theatrical exhibition, digital cinema, internet ticketing and virtual box office for theatrical exhibitions, IMAX or other three dimensional screened entertainment, pre-show content, cinema or lobby advertising products, meeting and event services or special in-theater events. Nothing herein shall prohibit the Participant from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Participant has no active participation in the business of such corporation, (ii) providing services to a Person otherwise engaged in a Competing Business, provided the Participant provides no services to any business operated, managed or controlled by such Person that causes such Person to constitute a Competing Business, or (iii) providing services to a Person the business or businesses of which are unrelated to theatrical exhibition.

          (b)    Non-Solicitation of Employees and Consultants.    During his or her employment with or performance of services to the Company and for a period of twelve (12) months after the Participant's termination of service, the Participant will not directly or indirectly through any other Person (i) induce or attempt to induce any employee or independent contractor of the Company or any Affiliate of the Company to leave the employ or service, as applicable, of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) hire any person who was an employee of the Company or any Affiliate of the Company until twelve (12) months after such individual's employment relationship with the Company or such Affiliate has been terminated.

          (c)    Non-Solicitation of Customers.    During his or her employment with or performance of services to the Company and for a period of twelve (12) months after the Participant's termination of service, the Participant will not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners the Company or any Affiliate of the Company to divert their business away from the Company or such Affiliate, and the Participant will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any Affiliate of the Company, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

          (d)    Non-Disparagement.    The Participant acknowledges and agrees that he or she will not defame, disparage or publicly criticize, directly or through another Person, the services, business or reputation of the Company or any of its officers, directors, partners, employees, Affiliates or agents in either a professional or personal manner either during his or her employment with or performance of services to the Company or thereafter.

          (e)    Understanding of Covenants.    The Participant acknowledges that, in the course of his or employment with or performance of services to the Company and/or its Affiliates and their predecessors, he or she has become familiar, or will become familiar, with the Company's and its Affiliates' and their predecessors' trade secrets and with other confidential and proprietary information concerning the Company, its Affiliates and their respective predecessors and that his or her services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. The Participant agrees that the foregoing covenants set forth in this Section 5 (together, the "Restrictive Covenants") are reasonable and necessary to protect the Company's and its Affiliates' trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations.

  Without limiting the generality of the Participant's agreement in the preceding paragraph, the Participant (i) represents that he or she is familiar with and has carefully considered the Restrictive Covenants, (ii) represents that he or she is fully aware of his or her obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (iv) agrees that the Company and its Affiliates currently conducts business throughout the Restricted Area, and (v) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 5 regardless of whether the Participant is then entitled to receive severance pay or benefits from the Company. The Participant understands that the Restrictive Covenants may limit his or her ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee or director of, or consultant to, the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his or her education, skills and ability), the Participant does not believe would prevent him or her from otherwise earning a living. The Participant agrees that the Restrictive Covenants do not confer a benefit upon the Company disproportionate to the detriment of the Participant.

          (f)    Enforcement.    The Participant agrees that the Participant's services are unique and that he or she has access to Confidential Information and Work Product. Accordingly, the Participant agrees that a breach by the Participant of any of the covenants in this Section 5 would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, the Participant agrees that in the event of any breach or threatened breach of any provision of this Section 5 or any similar provision, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Award Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 5 or any similar provision, as the case may be, or require the Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Section 5 or any similar provision, as the case may be, if and when final judgment of a court of competent jurisdiction or arbitrator is so entered against the Participant. The Participant further agrees that the applicable period of time any Restrictive Covenant is in effect following the Participant's termination of service, as determined pursuant to the foregoing provisions of this Section 5, such period of time shall be extended by the same amount of time that Participant is in breach of any Restrictive Covenant.

          (g)   The Participant agrees to execute any additional documentation as may reasonably be requested by the Company in furtherance of the enforcement of any Restrictive Covenant.

        6.    Adjustment of Shares.    In the event of any corporate event or transaction (as described in Section 12.1 of the Plan), the terms of this Award Agreement (including, without limitation, the number and kind of Shares subject to this Award Agreement) shall be adjusted as set forth in Section 12.1 of the Plan.

        7.    No Right to Continued Service.    The granting of the Restricted Stock evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.

        8.    Securities Laws/Legend on Certificates.    The issuance and delivery of Shares shall comply (or be exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan or Awards, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonably request which satisfies such requirements.

        9.    Transferability.    Unless otherwise provided by the Committee, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

        10.    Withholding.    The Company shall have the power and the right to deduct or withhold automatically from any payment or shares of common stock deliverable under this Award Agreement or require the Participant to remit to the Company or applicable Affiliate, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

        11.    Notices.    Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

        12.    Entire Agreement.    This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

        13.    Waiver.    No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

        14.    Successors and Assigns.    The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

        15.    Choice of Law.    This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

        16.    Restricted Shares Subject to Plan.    By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

        17.    No Guarantees Regarding Tax Treatment.    Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Shares. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Shares. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

        18.    Amendment.    The Committee may amend or alter this Award Agreement and the Restricted Shares granted hereunder at any time, subject to the terms of the Plan.

        19.    Section 83(b) Election.    In the event the Participant determines to make an election with the Internal Revenue Service (the "IRS") under Section 83(b) of the Code and the regulations promulgated thereunder (the "83(b) Election"), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Date of Grant of the Restricted Shares. The form for making an 83(b) Election is attached hereto as Exhibit C. The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making an 83(b) Election or failing to make an 83(b) Election.

        20.    Severability.    The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

        21.    Signature in Counterparts.    This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

AMC ENTERTAINMENT HOLDINGS, INC.
Name:
Title:

Agreed and acknowledged as of the date first above written:

PARTICIPANT

SIGNATURE PAGE TO
AWARD AGREEMENT

 EXHIBIT A

STOCK POWER

 Stock Power

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto AMC Entertainment Holdings, Inc. (the "Company"),                         (            ) shares of common stock, par value $0.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No.                        herewith and does hereby irrevocably constitute and appoint                         his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Date:	Signature:

Print Name and Mailing Address

Instructions:	Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate(s). The purpose of this assignment is to enable the forfeiture of the shares without requiring additional signatures on your part.

 EXHIBIT B

FORM OF RELEASE

 Release Agreement

        A release is required as a condition for receiving the benefits upon separation from service provided pursuant to the Restricted Stock Award Agreement between AMC ENTERTAINMENT HOLDINGS, INC. (the "Company") and [grantee] ("Participant") dated [    ], 2010, (the "Award Agreement"); thus, by executing this release ("Release"), you have advised us that you hold no claims against the Company, its predecessors, successors or assigns, affiliates, shareholders or members and each of their respective officers, directors, agents and employees (collectively, the "Releasees"), and by execution of this Release you agree to waive and release any such claims, except relating to any compensation, severance pay and benefits described in any written agreement between you and the Company.

        You understand and agree that this Release will extend to all claims, demands, liabilities and causes of action of every kind, nature and description whatsoever, whether known, unknown or suspected to exist, which you ever had or may now have against the Releasees in your capacity as an employee of the Company, including, without limitation, any claims, demands, liabilities and causes of action arising from your employment with the Releasees and the termination of that employment, including any claims for severance or vacation pay, business expenses, and/or pursuant to any federal, state, county, or local employment laws, regulations, executive orders, or other requirements, including, but not limited to, Title VII of the 1964 Civil Rights Act, the 1866 Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Workers Adjustment and Retraining Notification Act and any other local, state or federal fair employment laws, and any contract or tort claims.

        You understand and agree that this Release is intended to include all claims by you or on your behalf alleging discrimination on the basis of race, sex, religion, national origin, age, disability, marital status, or any other protected status or involving any contract or tort claims based on your termination from the Company. It is also acknowledged that your termination is not in any way related to any work-related injury.

        It also is understood and agreed that the remedy at law for breach of the Award Agreement, any restrictive covenant agreements between you and the Company, and/or this Release shall be inadequate, and the Company shall be entitled to injunctive relief in respect thereof.

        Your ability to receive payments and benefits under the terms of the Award Agreement will remain open for a 21-day period after your separation from service to give you an opportunity to consider the effect of this Release. At your option, you may elect to execute this Release on an earlier date. Additionally, you have seven days after the date you execute this Release to revoke it. As a result, this Release will not be effective until eight days after you execute it. We also want to advise you of your right to consult with legal counsel prior to executing a copy of this Release.

        Finally, this is to expressly acknowledge:

  •
  You understand that you are not waiving any claims or rights that may arise after the date you execute this Release.

  •
  You understand and agree that the compensation and benefits described in the Award Agreement offer you consideration greater than that to which you would otherwise be entitled.

  •
  You understand that you are subject to "restrictive covenants" provisions contained in your Award Agreement, employment agreement or other agreement, as applicable, and you agree to continue to be bound by those terms and conditions in accordance therewith.

        I hereby state that I have carefully read this Release and that I am signing this Release knowingly and voluntarily with the full intent of releasing the Releases from any and all claims, except as set forth herein. Further, if signed prior to the completion of the 21 day review period, this is to acknowledge that I knowingly and voluntarily signed this Release on an earlier date.

Date:	[ ], 2010	Name:

2

 EXHIBIT C

SECTION 83(b) ELECTION

 Section 83(b) Election

        This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)
The taxpayer who performed the services is:

  Name:

  Address:

  Social Security Number:

(2)
The property with respect to which the election is being made is                shares of the common stock, par value $0.01 per share, of AMC Entertainment Holdings, Inc.

(3)
The transferor of the property is AMC Entertainment Holdings, Inc.

(4)
The property was transferred on                                ("Date of Grant").

(5)
The taxable year in which the election is being made is the calendar year            .

(6)
The property will vest upon the fourth anniversary of the date of transfer, subject to the taxpayer's continued service to AMC Entertainment Holdings, Inc. or its affiliates.

(7)
The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                per share.

(8)
The amount paid for such property is $                per share.

(9)
A copy of this statement was furnished to American Multi-Cinema, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(10)
This statement is executed on                                    .

Signature:
Taxpayer's name

        This election must be filed with the Internal Revenue Service Center with which taxpayer files his Federal income tax returns and must be made within thirty (30) days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer shall also provide a copy of such form to AMC Entertainment Holdings, Inc. and to American Multi-Cinema, Inc. promptly following its filing. The taxpayer should retain two (2) additional copies of the completed form for filing with Federal and state tax returns for the taxpayer's current tax year and an additional copy for the taxpayer's records.

QuickLinks

  Exhibit 10.3
AMC Entertainment Holdings, Inc. 2010 Equity Incentive Plan
RESTRICTED STOCK AWARD AGREEMENT
R E C I T A L S
EXHIBIT A STOCK POWER
Stock Power
EXHIBIT B FORM OF RELEASE
Release Agreement
EXHIBIT C SECTION 83(b) ELECTION
Section 83(b) Election